EXHIBIT 23.1


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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-82144, No. 33-62663, No. 333-53183, No. 333-53187, No. 333-53189 and No.
333-69769 on Form S-8 and Registration Statements No. 33-62661, No. 333-15047, No. 333-31069 and No. 333-40723 on Form S-3 of Pre-Paid Legal Services, Inc. of our report dated March 3, 1999 appearing in this Annual Report on Form 10-K of Pre-Paid Legal Services, Inc. for the year ended December 31, 1998.



Deloitte & Touche LLP
Tulsa, Oklahoma
March 12, 1999